Exhibit 4c(v)







                              SMITH & NEPHEW PLC








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                          THE SMITH & NEPHEW 2001 UK
                         UNAPPROVED SHARE OPTION PLAN

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                        Inland Revenue Ref No [         ]


                        This is a copy of the rules of
            The Smith & Nephew 2001 UK Unapproved Share Option Plan
           as produced to the Annual General Meeting of the Company
                               on 4th April 2001
                        and initialled by the Chairman
                    for the purposes of identification only


                      ...................................
                                   Chairman

                                    INDEX
                                    ------

Clause                                                                     Page

1.      This Plan                                                            3

2.      Grant of Options                                                     8

3.      Exercise Price                                                      10

4.      Optionholder to Bear Cost of Employer's NICs on Option Gains        10

5.      Relationship with Contract of Employment                            10

6.      Non-Transferability of Options                                      11

7.      Performance Targets                                                 11

8.      Overall Limits on the Granting of Options                           12

9.      Individual Limits on the Granting of Options                        13

10.     Exercise of Options                                                 13

11.     Manner of Exercise of Options                                       15

12.     Demerger                                                            17

13.     Statutory Reconstruction of the Company                             18

14.     Winding-up of the Company                                           18

15.     Voluntary Arrangement                                               18

16.     Administration Order                                                18

17.     Change of Control                                                   18

18.     Variation of Share Capital                                          19

19.     Alteration of the Plan                                              20

20.     Service of Documents                                                20

21.     Miscellaneous                                                       21

22.     Jurisdiction                                                        22

23.     Data Protection                                                     22

24.     Third Party Rights                                                  22

                                   RULES OF
            THE SMITH & NEPHEW 2001 UK UNAPPROVED SHARE OPTION PLAN

1.       This Plan

1.1 This Plan is an employees' share scheme approved by ordinary resolution of the shareholders of the Company and established by resolution of the directors of the Company on 4 April 2001.

1.2 In this Plan the following words and expressions shall have the meanings given below:

         "Acquiring Company"                      a company which has acquired control of the
                                                  Company


         "Announcement"                           the preliminary announcement to the London
                                                  Stock Exchange of the annual or half yearly
                                                  results of the Company for a year

         "Associated Company"                     any company which, in relation to the Company,
                                                  is an associated company as that term is defined
                                                  in section 416 of the Taxes Act except that, for
                                                  the purposes of this Plan, subsection (1) of that
                                                  section shall have effect with the omission of the
                                                  words "or at any time within one year previously"

         "the Auditors"                           the auditors for the time being of the Company
                                                  or in the event of there being joint auditors,
                                                  such one of them as the Committee may decide

         "the Committee"                          the Remuneration Committee of the Directors, or
                                                  such other committee comprising a majority of
                                                  non-executive directors of the Company to which
                                                  the Directors delegate responsibility for the
                                                  operation of this Plan or following a change of
                                                  control of the Company, those persons who
                                                  comprised the Remuneration Committee or such
                                                  other committee of the Directors immediately
                                                  before such change of control


         "the Company"                            Smith & Nephew plc (registered in England no
                                                  324357)

         "control"                                has the meaning given in section 840 of the
                                                  Taxes Act

         "Daily Official List"                    the Daily Official List of the London Stock
                                                  Exchange



                                                3

         "the Date of Grant"                      in relation to any Option, means the date on
                                                  which that Option is granted in accordance with
                                                  rule 2.7

         "Dealing Day"                            a day on which the London Stock Exchange is
                                                  open for business

         "the Directors"                          the board of directors of the Company or a duly
                                                  authorised committee of the directors

         "Eligible Employee"                      an employee of any member of the Group

         "other Employees' Share Scheme"          (a)    the Smith & Nephew 1985 Share Option
                                                         Scheme;

                                                  (b)    the Smith & Nephew 1990 International
                                                         Executive Share Option Scheme;

                                                  (c)    the Smith & Nephew Employee Share
                                                         Option Scheme;

                                                  (d)    the Smith & Nephew 1991 Overseas
                                                         Employee Share Option Plan; and

                                                  (e)    any other employee share option or share
                                                         incentive scheme (except this Plan)
                                                         established by the Company under which
                                                         shares may be issued by the Company

         "Exchange of Options"                     means the grant to the Optionholder, in
                                                   consideration of the release of his Option ("the
                                                   Old Option") of rights to acquire shares in an
                                                   Acquiring Company or a company which has
                                                   control of an Acquiring Company or either is,
                                                   or has control of, a company which is a member
                                                   of a consortium owning either an Acquiring
                                                   Company or a company having control of an
                                                   Acquiring Company, being rights which are:

                                                  (a)    in the opinion of the Directors,
                                                         substantially equivalent in value to the
                                                         Old Option (disregarding any
                                                         Performance Target); and

                                                  (b)    on terms approved by the Directors

         "the Exercise Price"                     the price per Share payable upon the exercise of
                                                  an Option (as determined in accordance with rule
                                                  3)

         "Good Reason"                            means, in relation to an Optionholder ceasing to
                                                  hold office or employment within the Group,



                                                4


                                                  ceasing to do so by reason of:

                                                  (a)    injury, ill-health or disability (evidenced to
                                                         the satisfaction of the Committee); or

                                                  (b)    dismissal by reason of redundancy (within
                                                         the meaning of the Employment Rights
                                                         Act 1996); or

                                                  (c)    retirement on or after reaching the age of
                                                         65 or the age at which the Optionholder is
                                                         anticipated to retire in accordance with the
                                                         terms of his contract of employment; or

                                                  (d)    the fact that the office or employment by
                                                         virtue of which he is eligible to participate
                                                         in this Plan relates to a business or part of
                                                         a business which is transferred to a person
                                                         who is neither an Associated Company nor a
                                                         member of the Group; or

                                                  (e)    the fact that the company with which he holds
                                                         the office or employment by virtue of which he
                                                         is eligible to participate in this Plan is no
                                                         longer a member of the Group or an Associated
                                                         Company

         "Grantor"                                in relation to an Option, the Company or such other
                                                  person as intends to grant or has granted that Option

         "the Group"                              the Company and any company which is for the time
                                                  being a Subsidiary

         "Jointly-owned Company"                  a company (and any  subsidiary as defined in
                                                  section 736 of the Companies Act 1985 of such
                                                  company) of which the whole of the issued
                                                  ordinary share capital is jointly-owned by a
                                                  member of the Group and another person (not
                                                  being a member of the Group) but which is not a
                                                  Subsidiary and is not under the control of such
                                                  other company

         "the London Stock Exchange"              London Stock Exchange plc

         "Market Value"                           in relation to any Share in respect of which an
                                                  Option is to be, or has been, granted means the
                                                  average of the middle market quotations of a
                                                  Share as derived from the Daily Official List
                                                  for the 3 consecutive Dealing Days last
                                                  preceding the Date of Grant

                                                5


         "the Model Code"                         the code adopted by the Company which
                                                  contains provisions similar in purpose and
                                                  effect to the provisions of the Model Code for
                                                  Securities Transactions by Directors of Listed
                                                  Companies issued by the UK Listing Authority
                                                  from time to time

         "a New Joiner Option"                    the first Option granted to an individual after he
                                                  first becomes an Eligible Employee

         "NICs"                                   UK National Insurance contributions

         "N.I. Regulations"                       the laws, regulations and practices currently in
                                                  force relating to liability for, and the collection of,
                                                  NICs

         "non-UK Option"                          an Option granted to an Eligible Employee who,
                                                  at the Date of Grant, is not chargeable in the
                                                  UK to tax on his earnings from the Group under
                                                  Case I of Schedule E

         "Option"                                 a right to acquire Shares granted in accordance
                                                  with and subject to the rules of this Plan which
                                                  has not lapsed and ceased to be exercisable

         "Option Certificate"                     a certificate issued pursuant to rule 2.7
                                                  evidencing the grant of an Option

         "Optionholder"                           a person who has been  granted an Option or, if
                                                  that person has died and where the context
                                                  requires, his Personal Representatives

         "Optionholder's Employer"                such member of the Group as is the
                                                  Optionholder's employer or, if he has ceased to
                                                  be employed within the Group, was his employer
                                                  or such other member of the Group, or other
                                                  person as, under the PAYE Regulations or, as
                                                  the case may be, the N.I. Regulations, or any
                                                  other statutory or regulatory enactment
                                                  (whether in the United Kingdom or otherwise) is
                                                  obliged to account for any Option Tax Liability

         "Option Gain"                            in respect of an Option, the amount of any gain
                                                  realised upon the exercise, assignment or
                                                  release of the Option, being a gain that is
                                                  treated as remuneration derived from the
                                                  Optionholder's employment by virtue of section
                                                  4(4)(a) of the Social Security Contributions and
                                                  Benefits Act 1992

         "Option Shares"                          the Shares over which an Option subsists




                                                6

         "Option Tax Liability"                   in relation to an Optionholder, any liability of the
                                                  Optionholder's Employer to account to the Inland
                                                  Revenue or other tax authority for any amount
                                                  of, or representing, income tax or NICs (which
                                                  shall, to the extent provided for in rule 4
                                                  include secondary Class 1 NICs) or any other tax
                                                  charge levy or other sum (whether under the laws
                                                  of the United Kingdom or otherwise) which may
                                                  arise on the part of the Optionholder upon the
                                                  grant, vesting, exercise, assignment or release
                                                  of the Option or the acquisition of Shares under
                                                  this Plan

         "Ordinary Share Capital"                 the issued ordinary share capital of the Company
                                                  other than fixed-rate preference shares

         "the PAYE Regulations"                   the regulations made under section 203 of the Taxes Act

         "Performance Option"                     an Option the exercise of which is normally
                                                  subject to the attainment of a Performance
                                                  Target

         "Performance Period"                     in relation to an Option, the period over which
                                                  performance is to be judged for the purpose of
                                                  determining whether, or to what extent, a
                                                  Performance Target is met or, in the case of an
                                                  Option which is not a Performance Option, the
                                                  period of 3 years beginning with the Date of
                                                  Grant or such other period as the Grantor shall
                                                  specify at the time of grant of the Option

         "Performance Target"                     a condition or conditions imposed on the
                                                  exercise of an Option pursuant to rule 7

         "Personal Representatives"               in relation to an Optionholder, the legal personal
                                                  representatives of the Optionholder (being
                                                  either the executors of his will to whom a valid
                                                  grant of probate has been made or, if he dies
                                                  intestate, the duly appointed administrator(s)
                                                  of his estate) who have produced to the Company
                                                  evidence of their appointment as such

         "this Plan"                              The Smith & Nephew 2001 UK Unapproved
                                                  Share Option Plan as set out in these rules and
                                                  amended from time to time

         "Salary"                                 in relation to any person at a given time, the
                                                  gross rate of basic annual salary (excluding any
                                                  bonus, company pension contributions, and any
                                                  other perquisites and benefits-in-kind) payable
                                                  to that person at that time by members of the
                                                  Group



                                                7

         "Shares"                                 fully-paid ordinary shares in the capital of the
                                                  Company (or in the event of a reorganisation or
                                                  reconstruction of the Company, shares
                                                  representing such ordinary shares)

         "Subscription Option"                    a right to subscribe for Shares granted in
                                                  accordance with and subject to the rules of this
                                                  Plan

         "Subsidiary"                             any company which is for the time being a
                                                  subsidiary (as defined in section 736 of the
                                                  Companies Act 1985) of the Company

         "the Taxes Act"                          the Income and Corporation Taxes Act 1988

         "UK Listing Authority"                   the Financial Services Authority in its capacity as
                                                  the competent authority for the purposes of Part
                                                  IV of the Financial Services Act 1986

         "year"                                   a financial year of the Company.

1.1      For the purposes of this Plan, unless the context otherwise requires:

            (a) references to an Option vesting or being or becoming vested in respect of any number or proportion of the Shares over which it subsists are to be read as references to the Option being immediately exercisable (subject always to the provisions of rule 11) in respect of such Shares;

            (b) references to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable);

            (c) any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted;

            (d) words denoting the masculine gender shall include the feminine;

            (e) words denoting the singular shall include the plural and vice versa; and

            (f) references to rules, schedules and appendices are to the rules, schedules and appendices of this Plan and no account should be taken of the rule headings which have been inserted for ease of reference only.

2.       Grant of Options

         Eligibility

2.1 Subject to the following provisions of this rule 2, the Directors shall have an absolute discretion as to the selection of persons to whom Options may be granted.

2.2      An Option may only be granted to an Eligible Employee.

2.3      Subject to rule 2.4, an Option may only be granted:

         (a) during the period of 42 days after this Plan is approved by shareholders of the Company in general meeting; or

         (b) during the period of 42 days beginning with the fourth Dealing Day following an Announcement; or

         (c) within a period of 28 days immediately after the person to whom it is granted first becomes an Eligible Employee; or

         (d) at any other times if, in the opinion of the Committee, the circumstances are exceptional.

2.4 If the Grantor is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from granting an Option within any period as mentioned in rule 2.3(a)-(d), the Grantor may grant an Option at any time during the period of 42 days (or, in the circumstances referred to in rule 2.3(c), 28 days) beginning with the date on which all such restrictions are removed.

2.5 An Option may not be granted at any time if to do so would be a breach of the Model Code.

2.6      No Option may be granted after 4 April 2011.

2.7 An Option shall be granted by the Grantor executing as a deed and issuing to the Optionholder an Option Certificate which specifies:

         (a)   whether the Option is a Conditional Option or a Performance
               Option;

         (b)   the Date of Grant;

         (c)   the number of Option Shares;

         (d)   the Exercise Price;

         (e) any Performance Target imposed pursuant to rule 7 or any other condition imposed under rule 2.9.

         (f) that it is a term of the Option that the Optionholder agrees to indemnify the Grantor and the Optionholder's Employer in respect of any Option Tax Liability and is otherwise in such form as the Grantor may from time to time specify.

2.8 Unless the Grantor otherwise determines in relation to the grant of Options on any occasion, any person to whom an Option is granted must confirm his acceptance of such grant by executing as a deed and delivering to the Grantor duly completed forms of acceptance and election in such form as the Grantor may from time to time specify and if no such form of acceptance and election is received by the Grantor within 30 days after the Date of Grant (or such other time as the Grantor may notify to the Optionholder at the Date of Grant) the Option shall thereupon lapse and cease to be exercisable.

2.9 The Directors may specify that the exercise of any Option shall be subject to such other objective conditions (in addition to any Performance Target) as may be specified in the Option Certificate at the time of grant.

2.10 An Option shall not be granted by any person other than the Company without the prior approval of the Directors.

2.11 An Option shall not be granted to a director of the Company without the prior approval of the Committee.

3.       Exercise Price

3.1 Subject to rule 3.2 and any adjustment being made pursuant to rule 18, the Exercise Price shall be determined by the Committee (with the prior consent of the Grantor, if appropriate) but shall be not less than Market Value.

3.2 The Exercise Price of a Subscription Option shall not (except as mentioned in sub-paragraph (ii) of rule 18.1) in any event be less than the nominal value of a Share.

4.       Optionholder to Bear Cost of Employer's NICs on Option Gains

4.1 In accepting the grant of an Option, the Optionholder shall indemnify the Grantor and the Optionholder's Employer against any liability of any such person to account for any Option Tax Liability.

4.2 In accepting the grant of an Option the Optionholder shall, if required by the Grantor, agree and undertake with the Company, and with any other company which is a 'secondary contributor' in respect of secondary Class I NICs payable in respect of any Option Gain ("the Secondary Contributor") that:

         (a) the Secondary Contributor may recover from the Optionholder (in such manner as the Company may determine and notify to the Optionholder at any time before the Option is first exercised) the whole or any part of any secondary Class I NICs payable in respect of any such Option Gain; and

         (b) the Optionholder shall join with the Secondary Contributor in making an election (in such terms and such form as may be approved by the Inland Revenue) for the transfer of the whole, or such part as the Company may determine, of any liability of the Secondary Contributor to secondary Class I NICs on any such Option Gain to be transferred to the Optionholder.

5.       Relationship with Contract of Employment

5.1 The grant of an Option shall not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any present or past Subsidiary or Associated Company, give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

5.2 The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any present or past Subsidiary or Associated Company shall not be affected by the grant of an Option or his participation in this Plan.

5.3 The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever (whether or not such termination is ultimately held to be wrongful or unfair).

5.4 An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever (whether or not such termination is ultimately held to be wrongful or unfair).

6.       Non-Transferability of Options

6.1 During his lifetime only the individual to whom an Option is granted may exercise that Option.

6.2      An Option shall immediately cease to be exercisable if:

         (a) it is transferred or assigned (other than to the Personal Representatives of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

         (b) the Optionholder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986; or

         (c) the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

         (d) the Optionholder is otherwise deprived (except on death) of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived.

7.       Performance Targets

7.1 Except in the case of a New Joiner Option, an Option which is not a Performance Option may only be granted if the Directors are satisfied that individual performance targets set in relation to the year preceding the Date of Grant have been met or exceeded.

7.2 When an Option is granted, the Grantor may determine and specify in the Option Certificate that the exercise of such Option shall be conditional upon the attainment of such one or more targets relating to the performance of the Company and, if the Committee so determines, upon the performance of a Subsidiary and/or division and/or the Optionholder measured over such period and against such objective criteria as may be determined by the Committee PROVIDED THAT, subject to rules 7.4 and 7.5 the question of whether an Option can or cannot be exercised on any occasion shall not be determined or determinable at the discretion of any person.

7.3 Any such Performance Target may provide that the Option shall become vested in respect of a given number or proportion of the Shares over which it subsists according to whether, and the extent to which, any given Performance Target is met or exceeded.

7.4 After an Option has been granted the Committee may (with the consent of the Grantor, where appropriate), in appropriate circumstances, amend the Performance Target PROVIDED THAT no such amendment shall be made unless an event has occurred or events have occurred in consequence of which the Committee reasonably considers that the terms of the existing Performance Target should be so amended for the purpose of ensuring that either the objective criteria against which the performance of the Company and/or any Subsidiary or division and/or the Optionholder will then be measured will be a fairer measure of such performance or that any amended Performance Target will afford a more effective incentive to the Optionholder and will be no more difficult to satisfy than was the original Performance Target when first set.

7.5 After an Option has been granted the Committee (with the consent of the Grantor, where appropriate) may, in appropriate circumstances, waive in whole or in part any requirement that a Performance Target be met as a condition of exercise of such Option PROVIDED THAT no such waiver shall be made unless an event or events have occurred in consequence of which the Committee reasonably considers that the terms of the existing Performance Target no longer afford an effective incentive to the Optionholder.

7.6 The Directors shall, within the period of 60 days beginning with either the end of the Performance Period or, if later, the Announcement for the last year of the Performance Period, notify the Grantor, if it is not the Company, and the Optionholder of the number or proportion of the Option Shares (if any) in respect of which the Option lapses and ceases to be exercisable in consequence of a Performance Target not being met.

7.7 If, in consequence of a Performance Target being met, an Option becomes vested in respect of some but not all of the Shares over which it is held, it shall thereupon lapse and cease to be exercisable in respect of the balance of the Option Shares.

7.8 The number of Shares in respect of which an Option shall become vested on any occasion shall be rounded to the nearest whole number.

8.       Overall Limits on the Granting of Options

         10% in 10 years for all plans

8.1 The number of Shares in respect of which Subscription Options may be granted in any year, when added to:

         (a) the number of Shares in respect of which Subscription Options have previously been granted (and which, if not exercised, have not ceased to be exercisable); and

         (b) the number of Shares issued or in respect of which rights to subscribe for Shares have previously been granted (and which have neither been exercised, nor have ceased to be exercisable) pursuant to any other Employees' Share Scheme in that year and the preceding nine years shall not exceed 10 per cent of the Ordinary Share Capital.

         5% in 10 years for executive plans

8.2 The number of Shares in respect of which Subscription Options may be granted in any year, when added to:

         (a) the number of Shares in respect of which Subscription Options have previously been granted (and which, if not exercised, have not ceased to be exercisable); and

         (b) the number of Shares issued or in respect of which rights to subscribe for Shares have previously been granted (and which have neither been exercised, nor have ceased to be exercisable) pursuant to any other executive share option or incentive plan in that year and the preceding nine years shall not exceed 5 per cent of the Ordinary Share Capital.

9.       Individual Limits on the Granting of Options

         The Committee shall determine the maximum amount, or multiple of an employee's Salary, which shall be applied to limit the number, or the aggregate Market Value, of Shares in respect of which Options may, in any year, be granted (and, if not exercised, have not ceased to be exercisable) under this Plan and any other discretionary share option scheme to an Eligible Employee, or to employees within a defined group of Eligible Employees.

10.      Exercise of Options

10.1 Notwithstanding any other provision of this Plan, an Option shall not in any event be exercisable on or after the tenth anniversary of the Date of Grant or such earlier date as the Grantor may specify when the Option is granted.

10.2 Save as otherwise provided in the following provisions of this Plan, a Performance Option may only be exercised after the Directors have given notice to the Optionholder as mentioned in rule 7.6.

10.3 Except as otherwise provided in the following provisions of this rule 10 and rule 17, an Option may not be exercised at any time unless the Optionholder then holds office or employment with a member of the Group or an Associated Company or a Jointly-owned Company.

10.4 An Option may not be exercised at any time if the Optionholder, having been required by the Grantor to join in making an election to transfer liability to employer's secondary Class I NICs (as mentioned in rule 4.2), has failed to do so.

10.5 Save as otherwise provided in rule 7 and in the following provisions of this rule 10 and rules 12 to 17, an Option may be exercised in respect of such proportions of the Option Shares from such times as the Grantor shall determine and specify in the Option Certificate.

10.6 An Option may not be exercised on any occasion if such exercise would not be in compliance with the Model Code.

         Injury, ill-health, disability, redundancy, retirement etc

10.7 If an Optionholder ceases to hold office or employment within the Group for a Good Reason then, subject to rule 10.10, an Option granted to him may, within the period of 6 months beginning with the date of such cessation, be exercised in respect of:

         (i) Shares in respect of which the Option was vested immediately before the Optionholder so ceased to hold office or employment within the Group (or if, in the case of a Performance Option, the Optionholder so ceases after the end of the Performance

                Period but before the date on which the Optionholder is notified as mentioned in rule 7.6, such of the Option Shares in respect of which the Option becomes vested when such notification is given); and

         (ii) if the Optionholder so ceased to hold office or employment within the Group before the end of the Performance Period, a proportion (corresponding to such proportion of the Performance Period as fell before the date of such cessation) of such of the Option Shares (if any) in respect of which the Option is then deemed to be vested as mentioned in rule 10.13; and

        (iii) if, in the exercise of their discretion, the Directors (with the consent of the Grantor, where appropriate) so determine, such additional number or proportion of the Option Shares as may be notified to the Optionholder and the Option shall lapse and cease to be exercisable at the end of that period of 6 months.

         Leaving for other reasons

10.8 If an Optionholder gives or receives notice to terminate his office or employment with any member of the Group or ceases to hold office or employment within the Group for any reason other than those set out in rules 10.7 and 10.9, then an Option granted to him may only be exercised (if at all) in relation to such proportion of the Option Shares, and within such period, as the Committee shall (with the consent of the Grantor, where appropriate) determine and notify to the Optionholder and shall otherwise lapse and cease to be exercisable SAVE THAT:

         (a) unless such determinations have been made by the Committee and notified to the Optionholder within the period of 3 months beginning with the date on which the Optionholder so ceases (or, if earlier, gives or receives notice of such cessation) then such Option may not be exercised and shall be deemed to have lapsed and ceased to be exercisable as from the date of such cessation or, if earlier, the date on which notice of such termination was given or received; and

         (b) in relation to a Performance Option, unless the Committee is of the opinion that the Performance Target is then likely to be met in full, such proportion of the Option Shares shall not exceed such proportion of the Performance Period as fell before the date of such cessation.

         Death in service

10.9 If an Optionholder dies in service, his Personal Representatives may, within the period of 12 months beginning with the date of his death, exercise an Option granted to the deceased in respect of all of the Option Shares and the Option shall lapse and cease to be exercisable at the end of that period of 12 months.

         Death after leaving

10.10 If an Optionholder dies after having given or received notice to terminate his office or employment with any member of the Group or after ceasing to hold office or employment within the Group, then an Option granted to him may, within the period of 12 months beginning with the date of death, be exercised by his or her Personal Representatives in respect of such of the Option Shares in respect of which the Option could have been exercised immediately before the Optionholder died and shall lapse and cease to be exercisable at the end of that period.

         Leaving the Group

10.11 For the purposes of this rule 10 an Optionholder shall not be treated as having ceased to hold office or employment within the Group unless and until he no longer holds any office or employment with any member of the Group or with any Associated Company or any Jointly-owned Company.

         Maternity leave

10.12 A female Optionholder whose office or employment has been terminated in circumstances such that, pursuant to the Employment Rights Act 1996 she has a right to return to work, shall be deemed for the purposes of this rule 10 as not having ceased to hold office or employment within the Group or with any Associated Company until such time as she is no longer capable, pursuant to that Act, of exercising a right to return to work and shall be deemed not to have ceased to hold such office or employment if she exercises that right.

         Deemed vesting

10.13 For the purposes of rule 10.7, an Option shall be deemed to be vested only if and to the extent that the Committee is of the opinion that the performance of the Company, judged as at the time when the Optionholder ceased to hold office or employment within the Group, is such that the Performance Target is likely to be met to a particular extent so that a given percentage of the Option Shares would be likely to become vested, and accordingly the Option may only be exercised in respect of the said proportion of such percentage of the Option Shares.

11.      Manner of Exercise of Options

11.1 An Option shall be exercised only by the Optionholder serving a written notice upon the Grantor which:

         (a) specifies the number of Shares in respect of which that Option is exercised which in any event shall not:

              (i) exceed the number of Shares in respect of which that Option subsists and has become exercisable and which have not been specified for this purpose in a prior notice served by the Optionholder in accordance with this rule 11; nor

              (ii) be less than 1000 Shares or, if less, the number of Shares in respect of which the Option subsists and has become exercisable;

         (b) is accompanied by payment of an amount equal to the product of the number of Shares specified in the notice and the Exercise Price; and

         (c) unless the Committee (or the Grantor, as appropriate) otherwise permits, is accompanied by the option certificate in respect of that Option and is otherwise in such form as the Committee (with the agreement of the Grantor, where appropriate) may from time to time determine.

11.2 Upon receipt of a notice of exercise of an Option, the Grantor (if it is not the Company) shall as soon as practicable notify the Company of the name of the Optionholder and the number of Shares in respect of which the Option is exercised on that occasion.

11.3 Upon receipt of such notice the Company shall, as soon as practicable, notify the Grantor of the amount of any Option Tax Liability and of any secondary class I NICs for which the Optionholder is liable in consequence of having joined in making an election as mentioned in rule 4.2.

         Satisfaction of Optionholder's liability to NICs

11.4 If an Option is exercised or released on any occasion, the Optionholder shall pay or procure the payment to the Optionholder's Employer of the full amount of any secondary class I NICs due in respect of any Option Gain and shall do so at such time as will ensure that the Optionholder's Employer is in receipt of cleared funds in time to enable the Optionholder's Employer to account to the Collector of Taxes for such contributions within 14 days following the end of the PAYE month in which the Option was so exercised or released.

11.5 The Grantor shall not be obliged to issue, transfer or procure the transfer of any Shares or any interest in any Shares under this Plan unless and until the Optionholder has paid to the Grantor such sum as is, in the opinion of the Grantor or Optionholder's Employer (as appropriate), sufficient to indemnify the Grantor or the Optionholder's Employer in full against any Option Tax Liability or has made such other arrangement as, in the opinion of the Grantor, will ensure that the Optionholder will satisfy his liability under such indemnity.

11.6 Subject to rule 11.7, the Grantor shall have the right not to issue, transfer or procure the transfer to or to the order of an Optionholder the aggregate number of Shares to which the Optionholder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Grantor, will enable the Grantor to sell as agent for the Optionholder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Optionholder's Employer sufficient monies out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy the Optionholder's liability under such indemnity.

11.7 The provisions of rule 11.6 shall not apply in relation to the issue or transfer of Shares on any occasion if the Optionholder has either:

         (a) paid to his Employer a sum which, in the opinion of his Employer is, or will be, sufficient to satisfy the Optionholder's liability under the indemnity referred to in rule 11.5; or

         (b) entered into arrangements with his Employer which, in the opinion of such Employer, will ensure that such liability is satisfied within such period as the Employer may determine.

11.8 Subject to rules 11.5 to 11.7 (inclusive), within the period of 30 days beginning with the date on which the Company receives a notice of exercise which complies with rule 11.1, the Company (if it is the Grantor) shall allot or otherwise procure the transfer, or the Grantor (if it is not the Company) shall transfer or procure the transfer to the Optionholder of such number of Shares as is specified in the notice.

11.9 If the Grantor is restricted from issuing, transferring or procuring the transfer of Shares upon the exercise of an Option by reason of any statutory, regulatory or other legal provision or rule or the Model Code or any other requirement or guidance issued by the London Stock Exchange or on behalf of institutional investors in the Company or any other body and which relates to dealings in Shares by directors or employees or any member of the Group, the Grantor shall not be obliged to issue, transfer or procure the transfer of Shares in consequence of such exercise until after all such restrictions are lifted and shall do so within the period of 30 days thereafter.

11.10 Subject to rule 11.11, as soon as reasonably practicable after allotting or procuring the transfer of any Shares pursuant to rule 11.8, the Grantor shall procure:

        (a) the issue to the Optionholder of a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred; and

        (b) where Shares are to be allotted and on that date Shares of the same class are listed on the Daily Official List, that any Shares so allotted are admitted to the Daily Official List; and

        (c) if the Option remains partially unexercised, that either the relevant Option Certificate is amended so as to indicate the number of Shares in respect of which the Option subsists, or that the Optionholder is issued with a new option certificate which contains all the information which would have been contained in such amended Option Certificate.

11.11 Some or all of the Shares acquired upon the exercise of an Option may, if the Optionholder so requests, be issued or transferred to a nominee of the Optionholder provided that beneficial ownership of such Shares shall be vested in the Optionholder.

11.12 The allotment or transfer of any Shares under this Plan shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or otherwise) under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

11.13 All Shares allotted or transferred under this Plan shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

12.      Demerger

         If notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary, all Options may then be exercised (notwithstanding that any Performance Period has not then ended) over such number or proportion of the Option Shares as the Committee (with the consent of the Grantor, if it is not the Company) may then determine and notify to Optionholders and within such period as the Committee may specify in such notice to Optionholders SAVE THAT no such notice to Optionholders shall be given unless the Auditors have confirmed in writing to the Grantor that (disregarding any Performance Target) the interests of Optionholders would or might be substantially prejudiced if before the proposed demerger has effect Optionholders could not exercise their Options and be registered as the holders of the Shares thereupon acquired.

13.      Statutory Reconstruction of the Company

         If the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 an Option may within the period commencing on the date on which the court sanctions the compromise or arrangement and ending with the date upon which it becomes effective be exercised (notwithstanding that any Performance Period has not then ended) over such number or proportion of the Option Shares as the Committee (with the consent of the Grantor, if it is not the Company) may then determine and notify to the Optionholder and to the extent that the Option remains unexercised when the compromise or arrangement become effective, the Option shall lapse.

14.      Winding-up of the Company

14.1 If notice is given to holders of Shares of a resolution for the voluntary winding-up of the Company, all Options may, notwithstanding that any Performance Period has not then ended, be exercised in respect of all of the Option Shares at any time before the commencement of the winding-up or within such other period as the Grantor notifies to the Optionholder.

14.2 An Option shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

15.      Voluntary Arrangement

         If a proposal is made to the Company and to its creditors for a voluntary arrangement under Part I of the Insolvency Act 1986, an Option may (notwithstanding that any Performance Period has not then ended) be exercised in respect of all of the Option Shares at any time not later than 14 days before the date of the meeting summoned in accordance with section 3 of the Insolvency Act 1986 and the Option shall thereafter lapse and cease to be exercisable.

16.      Administration Order

         If an administration order is made in relation to the Company under
         Part II of the Insolvency Act 1986, an Option may (notwithstanding that any Performance Period has not then ended) be exercised in respect of all of the Option Shares within the period of 28 days after the administration order is made and the Option shall lapse and cease to be exercisable at the end of that period.

17.      Change of Control

17.1     Subject to rules 17.4 and 17.5, if as a result of either:

         (a) a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

         (b) a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, the Optionholder shall be entitled to exercise his Option (notwithstanding that any Performance Period has not then ended) in respect of all of the Option Shares within the period of six months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied.

17.2 If at any time any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option (notwithstanding that any Performance Period has not then ended) in respect of all of the Option Shares at any time when that person remains so entitled or bound and shall lapse and cease to be exercisable at the end of such period.

17.3 For the purposes of the preceding provisions of this rule 17 a person shall be deemed to have control of the Company if he and others acting in concert with him have together obtained control of it.

17.4 The provisions of rule 17.5 shall have effect only if, immediately after the Company has come under the control of an Acquiring Company, the Company nevertheless remains under the control of the person who, or persons who together, had control of the Company immediately before the Company came under the control of such Acquiring Company.

17.5 If, before an Option lapses, the Optionholders are each invited to accept an Exchange of Options, then Options shall lapse and cease to be exercisable at the end of such period as the Directors shall determine and notify to Optionholders (being a period which is not less than 28 days beginning with the date on which such invitation is issued to Optionholders).

18.      Variation of Share Capital

18.1 In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, sub-division, consolidation or reduction or any other variation of the share capital of the Company the Committee may make such adjustment as it considers appropriate:

         (a) to the aggregate number or amount of Shares subject to any Option; and/or

         (b) to the Exercise Price payable for each Share under any such Option; and/or

         (c) if an Option has been exercised but no Shares have been allotted or transferred in accordance with rule 11.8, to the number of Shares which may be so allotted or transferred and the Exercise Price payable for each such Share

         PROVIDED THAT:

         (i) except in the case of a sub-division, consolidation or capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

         (ii) except insofar as the Directors (on behalf of the Company) agree to capitalise the Company's reserves and apply the same at the time of exercise in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price in relation to any Subscription Option shall not be reduced below the nominal value of a Share; and

         (iii) the number of Shares as so adjusted has been rounded down to the nearest whole number and the Exercise Price has been rounded up to the nearest whole penny; and

         (iv) if the Grantor is not the Company, no such adjustment shall be made without the consent of the Grantor.

18.2 As soon as reasonably practicable after making any adjustment pursuant to rule 18.1, the Directors shall (on behalf of the Grantor) give notice in writing thereof to every Optionholder affected thereby and shall at the written request of any such Optionholder and upon the surrender of any option certificates which he holds deliver or procure the delivery to him revised option certificates in respect of his Options.

19.      Alteration of the Plan

19.1 The Directors may at any time alter or add to any of the provisions of this Plan in any respect PROVIDED THAT:

         (a) no such alteration or addition shall be made to the advantage of existing or new Optionholders to the provisions relating to eligibility to participate, the overall limitations on the issue of new Shares, the individual limitations on Option grants under this Plan the basis for determining Optionholders' rights to acquire Shares and the adjustment of such rights in the event of a variation of the Ordinary Share Capital or this rule 19 without the prior approval by ordinary resolution of the shareholders of the Company SAVE THAT the provisions of this rule 19.1(c) shall not apply to the extent that such alteration or amendment is in the opinion of the Directors a minor amendment which is necessary or appropriate:

                (i)    to benefit the administration of this Plan;  or

                (ii)   to take account of any change in legislation; or

                (iii) to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or new Optionholders, the Company, any Subsidiary or any Associated Company; and

         (b) if in relation to any Options the Grantor is not the Company, no alteration or addition shall be made to the terms of such Options without the approval of the Grantor.

19.2 As soon as reasonably practicable after making any such alteration or addition the Directors shall (on behalf of the Grantor) give notice in writing thereof to every Optionholder (if any) affected thereby.

20.      Service of Documents

20.1 Except as otherwise provided in this Plan, any notice or document to be given to any individual in accordance or in connection with this Plan shall be duly given:

         (a) if he holds office or employment within the Group, by delivering it to him at his place of work; or

         (b) if it is posted in a pre-paid envelope to his address last known to the Company and if so sent it shall be deemed to have been given on the date of posting.

20.2 Any notice or document so sent to an Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Directors (on behalf of the Grantor) an address to which documents are to be sent.

20.3 Any notice in writing or document to be submitted or given to the Committee, the Directors, the Grantor or any member of the Group in accordance or in connection with this Plan may be delivered, sent by post, or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the Grantor for the purposes of this Plan and whose name and address is notified to Optionholders.

21.      Miscellaneous

21.1 The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all the Subscription Options for the time being remaining capable of being exercised.

21.2 No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns such Shares at the Date of Grant or the Directors are satisfied that sufficient Shares will be made available to satisfy the exercise in full of all Options granted or to be granted by that person.

21.3 The Company may issue Shares, and grant rights to acquire Shares, to the trustees of any trust established for the benefit of persons who include employees within the Group for the purpose of enabling such trustees, in the exercise of their powers (i) to grant Options and
         (ii) to transfer or procure the issue or transfer of Shares upon the exercise of Options granted by such trustees PROVIDED THAT any Shares issued or in respect of which such rights are granted by the Company (and, if not exercised, do not lapse) shall count in applying the overall limitation on the issue of Shares imposed by rule 8.

21.4 The decision of the Committee in any dispute or question affecting any Eligible Employee or Optionholder or any member or former member of the Group or Associated Company under this Plan shall be final and conclusive subject, whenever required under the provisions of this Plan, to the concurrence of the Auditors.

21.5 The Directors may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Plan as they think fit and in the event of any question, dispute or disagreement as to the interpretation of this Plan or of any such rules, regulations or procedures or as to any question or right arising from or related to this Plan, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

21.6 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act of 1996 shall not apply hereto.

21.7 The costs of the administration and implementation of this Plan shall be borne by the Company.

22.      Jurisdiction

22.1 This Plan shall be governed by and construed in all respects in accordance with English law.

22.2 The Company, the Grantor, Eligible Employees and Optionholders shall submit to the exclusive jurisdiction of the English courts as regards any claim legal action or proceedings arising out of this Plan and will waive any objection to such proceedings taking place in the English courts on the grounds of venue or on the grounds that such proceedings have been brought in an inconvenient forum.

23.      Data Protection

         In accepting the grant of an Option an Optionholder shall agree and consent:

         (a) to the collection, use, processing and transfer by the Group of certain personal information about the Optionholder, including the Optionholder's name, home address and telephone number, date of birth, other employee information, details of all Options granted to the Optionholder, and of Shares issued or transferred to the Optionholder pursuant to this Plan ("Data"); and

         (b) any members of the Group transferring Data amongst themselves and to any Grantor (if it is not the Company) for the purposes of implementing, administering and managing the Plan; and

         (c)    to the use of such Data by any such person for such purposes;
                and

         (d) to the transfer to and retention of such Data by third parties in connection with such purposes.

24.      Third Party Rights

         Except as otherwise expressly stated to the contrary, neither this Plan nor the grant of any Option nor the U.K. Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this Plan and that Act shall not apply to this Plan or to the terms of any Option granted under it.

                                                         [Option Certificate]

                          THE SMITH & NEPHEW 2001 UK
                         UNAPPROVED SHARE OPTION PLAN
                              OPTION CERTIFICATE

Name of Optionholder:            .............................................

Address of Optionholder:         .............................................

                                 .............................................

                                 .............................................

                                 .............................................

Employer Company:                .............................................

Date of Grant:                   .............................................

Type of Option:                  non-UK Option /UK Option/Performance Option**

Number of Shares:                .............................................

Exercise Price:                  .............................................

SMITH & NEPHEW  PLC/............................*  HEREBY GRANTS to the
Optionholder named above an Option to [subscribe for/acquire]** the above number of Shares in the Company at the above Exercise Price.

The Option is exercisable subject to and in accordance with the rules of The Smith & Nephew 2001 UK Unapproved Share Option Plan as they are amended from time to time ("the Plan") [The exercise of a Performance Option is subject to the Performance Target set out in the Appendix to this Option Certificate. This Option may not normally be exercised before the Optionholder has been notified that the Performance Target has been met. / OR:

In accordance with rule 10.5, this Option may normally be exercised as follows:

(i) 1/10th of the Option Shares after the first anniversary of the Date of Grant;

(ii) a further 3/10ths of the Option Shares after the second anniversary of the Date of Grant;

(iii) a further 3/10ths of the Option Shares after the third anniversary of the Date of Grant; and

(iii) the balance of the Option Shares after the fourth anniversary of the Date of Grant.]**

This Option shall lapse and cease to be exercisable [on] the [tenth/...........
........*]** anniversary of the Date of Grant.

A charge to tax and social security contributions may arise upon the exercise or release of the Option. It is a term of the Option that the Optionholder agrees to indemnify the Company and the Optionholder's Employer (or former employer) in respect of any liability of any such person to account for any tax or social security liability arising as a result of anything done pursuant to this Scheme ("Option Tax Liability"). The
Optionholder shall be required to enter into arrangements satisfactory to the Company to ensure that any such Option Tax Liability will be recovered from the Optionholder. [Insert following sentence for UK-based employees only:] In the case of employer's National Insurance contributions arising on gains made on the exercise, assignment or release of the Option, the Optionholder shall, upon the direction of the Company, enter into a joint election with the Optionholder's Employer (or former employer) [for the employer's National Insurance contributions to be transferred to him/in the form attached]**. The Company shall be entitled to withhold the issue or transfer of Shares until such arrangements have been made.

This Option is not transferable but may be capable of exercise by your personal representatives in the event of your death.

EXECUTED as a deed by SMITH &     )
NEPHEW PLC/...................*   )
acting by:                        )

........................... Director

........................... Director/Secretary

Date:

*    Insert as appropriate
**   Delete as appropriate

                          FORM OF ACCEPTANCE OF GRANT


1.         I HEREBY AGREE to accept the grant of an Option over ...........
           Shares on ...........................  (date) and agree and undertake to be bound by the terms and conditions set out in the rules of The Smith & Nephew 2001 UK Unapproved Share Option Plan [and the condition(s) of exercise set out in the Appendix to this Option Certificate.]*



2. I hereby irrevocably undertake that if as a result of the grant, vesting or exercise of the Option the Company or any company which is my employer or former employer ("the Employer Company") is obliged to account to the Inland Revenue or any other tax authority for income tax, social security contributions or any other tax levy or charge, I shall indemnify the Employer Company against such liabilities as directed by the Directors of the Company.

           [Insert following paragraph for UK-based employees only:]


3. [I hereby agree and undertake that I shall, if and when so requested by the Company, complete a joint election with my Employer Company (in a form satisfactory to the Company and the Inland Revenue) for the whole of any liability of the Employer Company to secondary contributions on any gains arising on the exercise or release of the Option to be transferred to me pursuant to paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992.



4. I hereby appoint any director of [Smith & Nephew plc] to act as my attorney for the purposes of:

           (a) selling (at the best price that can reasonably be expected to be obtained at the time of sale) such number of the Shares to which I become entitled upon the exercise of the Option on any occasion as will realise sufficient monies, after deduction of all commissions and expenses incurred in relation to such sale, to satisfy my liability under the indemnity referred to in clause 2 above; and

           (b)    paying such monies to the Secondary Contributor.



5. The power of attorney given in clause 4 above is given by way of security for the performance of my obligation to satisfy the indemnity referred to in clause and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.



6. The Grantor of my Option shall not be obliged to issue or procure the transfer of such Shares to me unless and until the Directors of the Company are satisfied that arrangements have been made so that such liability is met in full.

7. I hereby authorise the Employer Company, the Company and/or the Grantor to transfer any information held on me to the Employer Company, the Company and/or any third party for the purposes of the Plan.



SIGNED and delivered AS A DEED by         )
.........................................  )         ..........................
in the presence of:-                      )         (Optionholder's signature)

Witness signature:      ...................................................

Witness Name (print):   ..................................................

Address:                ...................................................

                        ...................................................

                        ...................................................

Occupation:             ...................................................

Date                    ..................................................

*  Delete as appropriate

THIS FORM MUST BE EXECUTED IN THE PRESENCE OF A WITNESS AND BE RECEIVED BY THE GRANTOR OF THE OPTION AS BELOW:

               [Insert name, address and fax number of grantor]

BY ....................... OTHERWISE THE OPTION WILL BE DEEMED TO HAVE LAPSED.

                 [Notice of Exercise to be attached to the Option Certificate]


            THE SMITH & NEPHEW 2001 UK UNAPPROVED SHARE OPTION PLAN
                         NOTICE OF EXERCISE OF OPTION



To:    Company Secretary, Smith & Nephew PLC.................................

...........................................................................


I hereby exercise the Option referred to overleaf in respect of all/...............................* of the shares over which the Option subsists, and request the allotment or transfer to me of those shares in accordance with the Rules of the Plan and the Memorandum and Articles of Association of the Company.

I enclose a cheque made payable to Smith & Nephew PLC/..............*** in the sum of Pound Sterling........................... being the aggregate Exercise
Price of such shares.

Name (block letters)                      Signature
.................................          ...............................
Address
.................................          Date ..........................
.................................
.................................


NOTES:-

1. This form must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2. The Option may not be exercised in respect of less than 1000 shares or (if less) all of the shares over which the Option subsists.

3. Where the Option is exercised by your personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

4. A charge to tax and social security contributions may arise when this Option is exercised. It is a term of the Option that you will be required to enter into arrangements satisfactory to the Grantor to ensure that any such liability will be recovered from you. The Grantor is entitled to withhold the issue or transfer of Shares until such arrangements have been made.

5. IMPORTANT. Neither the Company, the Grantor nor your employer company undertakes to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

6. An Optionholder, whether or not a director of any company, shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Model Code governing share dealings by directors and employees.

*          Delete/insert number as appropriate
**         Insert for non-UK Options only
***        Delete/insert payee as appropriate